Exhibit 10.1

AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, CERTIFICATE

OF DESIGNATIONS, AND REGISTRATION RIGHTS AGREEMENT

This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT, CERTIFICATE OF DESIGNATIONS AND REGISTRATION RIGHTS AGREEMENT (this “Amendment”) is made and entered into as of May 23, 2006, by and among Global ePoint, Inc., a Nevada corporation (“GEPT”), and the purchasers identified on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”).

RECITALS

1.	GEPT and the Purchasers are parties to a Securities Purchase Agreement, dated as of November 7, 2005 (the “Purchase Agreement”), pursuant to which GEPT issued and sold to the Purchasers an aggregate stated value of $6,000,000 of Series D Preferred Stock and the Warrant A’s and the Warrant B’s (each as defined in the Purchase Agreement). Capitalized terms used and not defined in this Amendment shall have the respective meanings set forth in the Purchase Agreement.

2.	In connection with issuance of the Series D Preferred Stock, GEPT filed a Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock (the “Series D Certificate of Designations”), dated as of November 7, 2005.

3.	In connection with the Purchase Agreement, GEPT and the Purchasers entered into a Registration Rights Agreement, dated as of November 7, 2005 (the “Registration Rights Agreement”), pursuant to which GEPT undertook certain registration obligations to the Purchasers.

4.	GEPT and the Purchasers are parties to a Securities Purchase Agreement, dated as of June 2, 2005, pursuant to which GEPT issued and sold to the Purchasers an aggregate stated value of $3,500,011 of Series C Preferred Stock and certain warrants (the “June Warrants”).

5.	In connection with issuance of the Series C Preferred Stock, GEPT filed a Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock (the “Series C Certificate of Designations”), dated as of June 2, 2005.

6.	GEPT and the Purchasers now wish to further modify certain terms of the Series C Certificate of Designations, the Series D Certificate of Designations and the Registration Rights Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, GEPT and each Purchaser, severally and not jointly, agree as follows:

1.	Series D Preferred Stock, Warrant A and June Warrants. Subject to the terms hereof, each Purchaser agrees to (i) convert the number of Series D Preferred Stock set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Number of Series D Shares to be Converted” and (ii) exercise 100% of its Warrant A (pertaining to an aggregate of 685,099 shares of Common Stock) and exercise 100% of its June Warrants (pertaining to an aggregate of 410,716 shares of Common Stock), each on the Business Day following the execution of the May Purchase Agreement (as defined below) and the consummation the transactions thereunder.

1.1	In consideration for such exercise of the Warrant A’s and the June Warrants, GEPT shall issue to each Purchaser a warrant in the form of Exhibit A hereto (the “Additional Warrant”), registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock set forth opposite such Purchaser’s name on Schedule A hereto under the heading “Additional Warrant-Warrant Shares”. The exercise price of the Additional Warrant shall be $2.76 per share.

1.2	In connection with the issuance of Common Stock upon conversion of the Series D Preferred Stock and the exercise of the Warrant A’s and the June Warrants, GEPT (i) hereby represents and warrants to each Purchaser that a registration statement covering the resale of such shares of Common Stock is effective under the Securities Act and (ii) shall credit the number of shares of Common Stock to which each Purchaser shall be entitled to such Purchaser’s or its designee’s balance account with The Depository Trust Corporation (“DTC”) through its Deposit Withdrawal Agent Commission System within three Trading Days of such conversion and exercise.

2.	Series E Preferred Stock. Subject to the terms hereof and the terms and conditions of the May Securities Purchase Agreement (as defined below), each Purchaser and GEPT agree that the Purchasers shall purchase Series E Convertible Preferred Stock, no par value per share (the “Series E Preferred Stock”) on the Business Day following the date of this Amendment (the “Closing” and the date thereof, the “Closing Date”).

2.1.

In connection with the Closing, GEPT shall issue to each Purchaser (i) one or more stock certificates, registered in the name of such Purchaser, evidencing that number of Series E Preferred Stock indicated on Schedule A hereto under the heading “Series E Preferred Stock Shares”, (ii) a warrant in the form of Exhibit B-1 hereto (the “New Warrant A”), registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock indicated opposite such Purchaser’s name on Schedule A hereto under the heading “New Warrant A Shares”, and (iii) a warrant in the form of Exhibit B-2 hereto (the “New Warrant B”), registered in the name of such Purchaser, pursuant to which such Purchaser shall have the right to acquire the number of shares of Common Stock determined by dividing the dollar amount indicated opposite such Purchaser’s name on Schedule A hereto under the heading “New Warrant B Dollar Amount” by lowest of (i) $2.76 (as adjusted for stock splits, stock dividends, stock combinations and other similar events), (ii) the Closing Price on the Trading Day prior to the day the registration statement covering the shares of Common Stock issuable pursuant to such New Warrant B is declared effective, (iii) the Closing Price on the Trading Day prior to the day such shareholder approval is obtained pursuant to Section 17(b) of the Series E Certificate of Designations, or (iv) if the registration statement is not declared effective, the Trading Day prior to the day any shares of Common Stock issuable pursuant to such New Warrant B can be sold under Rule 144. The exercise price of the New Warrant A shall be $3.58 and the exercise price of the New Warrant B shall be $0.01.

2.2.	In connection with the issuance of the Series E Preferred Stock, GEPT shall file with the Secretary of State of Nevada a Certificate of Designations of Preferences and Rights of Series E Convertible Preferred Stock (the “Series E Certificate of Designations”) in the form of Exhibit C hereto.

2.3.	In connection with the transaction contemplated by this Section 2, GEPT shall deliver to each Purchaser a Securities Purchase Agreement in the form of Exhibit D hereto (the “May Purchase Agreement”) and a Registration Rights Agreement in the form of Exhibit E hereto (the “May Registration Rights Agreement”) and each Purchaser shall deliver to GEPT upon satisfaction of each of the conditions set forth in Section 2.3 of the May Purchase Agreement, in immediately available funds by wire transfer to an account designed by GEPT, its respective purchase price as set forth opposite such Purchaser’s name of Schedule A hereto under the heading “Purchase Price”.

2.4.	In the event Nasdaq Approval is required to effect any of the transaction contemplated under this Amendment, GEPT shall use its best efforts to obtain the Nasdaq Approval as promptly as possible. For the purposes of this Amendment, the term “Nasdaq Approval” shall mean the date on which the Company receives approval from Nasdaq to issue all of the securities and the underlying shares of Common Stock contemplated by this Amendment. The failure to obtain Nasdaq Approval shall be deemed a “Triggering Event” under the May Securities Purchase Agreement.

3.	Other Amendments and Agreements.

3.1.	GEPT and each Purchaser agree that Section 3(e) of each of the Series C Certificate of Designations and the Series D Certificate of Designations shall be deleted and replaced in its entirety as follows”.

“(e) In the event that the Corporation elects to pay dividends in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such dividend shall be (i) determined by dividing the total dividend then payable to such Holder by the Dividend Conversion Price (as defined below) as of the applicable Dividend Payment Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 3(f) below. The term “Dividend Conversion Price” shall mean the lesser of (i) 92.5% of the arithmetic average of the Volume Weighted Average Prices of Common Stock for the twenty (20) consecutive Trading Days immediately prior to the applicable Dividend Payment Date (not including such date), as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such 20 Trading Day period, and (ii) the Conversion Price”.

3.2.	GEPT and each Purchaser agree that Section 9(b)(v) of each of the Series C Certificate of Designations and the Series D Certificate of Designations shall be deleted and replaced in its entirety as follows:

“(v) In the event that the Corporation elects to pay a Mandatory Redemption Price in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder on the applicable Mandatory Redemption Date shall be (i) determined by dividing the total Mandatory Redemption Price then payable to such Holder by the Redemption Market Price (as defined below) as of the applicable Mandatory Redemption Date, and rounding up to the nearest whole share, and (ii) paid to such Holder in accordance with Section 9(c)(vi) below. The term “Redemption Market Price” shall mean the lesser of (i) 92.5% of the arithmetic average of the Volume Weighted Average Prices of Common Stock for the twenty (20) consecutive Trading Days immediately prior to the applicable Mandatory Redemption Date (not including such date), as appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such 20 Trading Day period, and (ii) the Conversion Price. Notwithstanding any other provision of this Certificate of Designation, the Corporation shall not be entitled to pay a Mandatory Redemption Price in shares of Common Stock unless the Company has obtained shareholder approval, if required, for the issuance in accordance with the applicable rules and regulations of the Eligible Market.”

3.3.	Following Nasdaq Approval, if applicable, and the Shareholder Approval, in connection with the amendments to the Series C Certificate of Designations, GEPT shall file with the Secretary of State of Nevada an Amendment No.1 to the Certificate of Designations of Preferences and Rights of Series C Convertible Preferred Stock within 3 Trading Days following the date of such approvals; provided, however, that GEPT obtains the necessary votes of holders of the Series C Preferred Stock required under Section 20 of the Series C Certificate of Designations.

3.4.	Following Nasdaq Approval, if applicable, and the Shareholder Approval, in connection with the amendments to the Series D Certificate of Designations, GEPT shall file with the Secretary of State of Nevada an Amendment No.1 to the Certificate of Designations of Preferences and Rights of Series D Convertible Preferred Stock within 3 Trading Days following the date of such approvals.

3.5.	In connection with the transaction contemplated by this Amendment, in the event Nasdaq rules require shareholder approval for the transactions contemplated by this Amendment, GEPT hereby agrees that the record date for such shareholder approval shall be set to include all holders of Common Stock as of May 25, 2006, which shall include the holders of Series D Preferred Stock upon conversion of the Series D Preferred Stock in accordance with this Amendment and the holder of the Warrant A’s and June Warrants upon exercise of the Warrant A’s and June Warrants in accordance with this Amendment. GEPT shall deliver to each Purchaser on the date hereof, a voting agreement and irrevocable proxy in the form attached hereto as Exhibit F of John Pan and Toresa Lou consenting and agreeing to vote in favor of the transactions contemplated by this Amendment in any vote submitted to shareholders by GEPT relating to this Amendment.

3.6.	GEPT and each Purchaser, who collectively with the other Purchasers own an aggregate of at least 60% of the C Preferred Stock outstanding as of the date hereof, pursuant to Section 20(b) of the Series C Certificate of Designations hereby agree to amend the Series C Certificate of Designations so as to permit the issuance of Series E Preferred Stock in accordance with the terms and conditions set forth in the Series E Certificate of Designations, including ranking senior to the Series C Preferred Stock, in right of payment, or with respect to dividends, liquidation, or dissolution.

3.7.	GEPT and each Purchaser, who collectively with the other Purchasers own an aggregate of at least 60% of the Series D Preferred Stock outstanding as of the date hereof, pursuant to Section 20(b) of the Series D Certificate of Designations hereby agree to amend the Series D Certificate of Designations so as to permit the issuance of Series E Preferred Stock in accordance with the terms and conditions set forth in the Series E Certificate of Designations, including ranking senior to the Series D Preferred Stock, in right of payment, or with respect to dividends, liquidation, or dissolution.

3.8.	Omicron Master Trust (“Omicron”) hereby agrees to assign a portion of its right to receive Additional Warrants and purchase the securities contemplated under the May Securities Purchase Agreement to Rockmore Investment Master Fund, Ltd. (“Rockmore”), as set forth on Schedule A hereto.

3.9.	The provisions of Section 4.13 of that certain Securities Purchase Agreement, dated June 2, 2005, by and among the Company and the purchasers listed on the signature page thereto, and Section 4.13 of that certain Securities Purchase Agreement, dated November 7, 2005, by and among the Company and the purchasers listed on the signature page thereto, shall be waived with respect to the issuance of the Series E Preferred Stock and all securities contemplated by this Amendment.

4.	Registration Rights. To ensure that the registration rights of the Purchasers are not adversely affected as a result of the transactions contemplated by this Amendment and to provide registration rights consistent with the existing registration rights in respect of the Common Stock issuable upon exercise of the Additional Warrants, the parties agree as follows with respect to registration rights.

4.1.	The parties hereby confirm that the definition of “Registrable Securities” under the May Registration Rights Agreement shall includes (a) the shares of Common Stock issuable upon the exercise of the Additional Warrants, (b) any Common Stock (including Underlying Shares) issued or issuable pursuant to the Transaction Documents and this Amendment, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing

4.2.	GEPT will use commercially reasonable efforts to prepare and file a registration statement to cover all shares of Common Stock issuable under the Transaction Documents (as defined in the May Purchase Agreement), including the Registrable Securities.

4.3.	The registration statement contemplated in Section 2(a) of the May Registration Rights Agreement will constitute a “Registration Statement” under the May Registration Rights Agreement, and shall be subject to all the rights and obligations of and upon each of GEPT and the “Purchasers” thereunder. With respect to the Registration Statement contemplated by Section 2(a) of the May Registration Rights Agreement, the Filing Date shall be the 30th calendar day following the date hereof. The calculation of the Required Effectiveness Date with respect to the initial Registration Statement contemplated by Section 2(a) of the May Registration Rights Agreement shall be the earlier of: (i) the 60th day following the date hereof and (ii) the fifth Trading Day following the date on which GEPT is notified by the Commission that the initial Registration Statement will not be reviewed or is no longer subject to further review and comments.

5.	Continued Validity of Transaction Documents under the Purchase Agreement. The parties hereto agree that the Purchase Agreement and the other Transaction Documents entered into in connection therewith (as amended by this Amendment), remain in full force and effect, modified to the extent and only to the extent necessary to give effect to this Amendment and the transactions herein contemplated.

6.	Miscellaneous.

6.1.	Fees and Expenses. GEPT has agreed to reimburse Iroquois Master Fund, Ltd. (“Iroquois”), $80,000 for its legal fees, due diligence and expenses in connection with this Amendment, $15,000 of which has been advanced as of the date of this Amendment. Accordingly, the amount Iroquois must pay to GEPT to purchase the Series E Preferred Stock under Section 2 shall be reduced by $65,000. Except for the foregoing, each party hereto will bear the fees and expenses of its own counsel and advisors in connection with the negotiation and entering into of this Amendment. GEPT shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of any Securities.

6.2.	Entire Agreement. This Amendment and the Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3.	Equal Treatment of Purchasers. No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by GEPT and negotiated separately by each Purchaser, and is intended to treat for GEPT and the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

6.4.

Public Announcement. GEPT shall, by 9 a.m. Eastern time on May 23, 2006, issue a press release disclosing the material terms of the transactions contemplated hereby and by 4:30 p.m. Eastern time on the first Business Day following the date hereof, file a Current Report on Form 8-K, attaching such press release and this Amendment thereto, each reasonably acceptable to each Purchaser. GEPT and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither GEPT nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of GEPT, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of GEPT, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, GEPT shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except (i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case GEPT shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

6.5.	Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective as specified in the Purchase Agreement. The address for such notices and communications shall be as set forth on the signature pages attached to the Purchase Agreement.

6.6.	Amendments; Waivers. No provision of this Amendment may be waived or amended except in a written instrument signed, in the case of an amendment, by GEPT and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Amendment shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.7.	Amendment Controls. If any topic is addressed both in the May Purchase Agreement (or any document related thereto) and in this Amendment, this Amendment shall control.

6.8.	Construction. The headings herein are for convenience only, do not constitute a part of this Amendment and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Amendment will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

6.9.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The parties agree that Section 6.9 of the Purchase Agreement shall apply to this Amendment as if set forth in its entirety herein.

6.10.	Survival. The representations and warranties contained herein shall survive the delivery, exercise and/or conversion of the securities, as applicable for the applicable statue of limitations.

6.11.	Execution. This Amendment may be executed in two or more counterparts, all of which when taken together shall be considered one and the same document and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

6.12.	Severability. If any provision of this Amendment is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Amendment shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Amendment.

6.13.	Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Nothing contained herein, and no action taken by any Purchaser pursuant hereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Amendment and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. The Purchasers have not relied upon the same legal counsel in their review and negotiation of this Amendment. GEPT has elected to provide all Purchasers with the same terms and form of Amendment for the convenience of GEPT and not because it was required or requested to do so by the Purchasers. Each Purchaser represents that it has been represented by its own separate legal counsel in its review and negotiations of this Amendment and each party represents and confirms that Malhotra & Associates LLP represents only Iroquois in connection with this Amendment.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

GLOBAL EPOINT, INC.

By:	/s/ Toresa Lou
Name:	Toresa Lou
Title:	Chief Executive Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASERS FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Omicron Master Trust

Signature of Authorized Signatory of Investing Entity:	/s/ Olivier Moretti

Name of Authorized Signatory: Olivier Moretti

Title of Authorized Signatory: President of Omicron Capital, Inc., GP of Omicron Capital LP, its advisor

Email Address of Authorized Entity: om@omicroncapital.com

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Smithfield Fiduciary LLC

Signature of Authorized Signatory of Investing Entity:	/s/ Adam J. Chill

Name of Authorized Signatory: Adam J. Chill

Title of Authorized Signatory: Authorized Signatory

Email Address of Authorized Entity: ari.storch@hcmny.com / adam.chill@hcmny.com

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Iroquois Master Fund Ltd.

Signature of Authorized Signatory of Investing Entity:	/s/ Josh Silverman

Name of Authorized Signatory: Josh Silverman

Title of Authorized Signatory: Authorized Signatory

Email Address of Authorized Entity: jsilverman@icfund.com

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Cranshire Capital, LP

Signature of Authorized Signatory of Investing Entity:	/s/ Mitchell P. Kopin

Name of Authorized Signatory: Mitchell P. Kopin

Title of Authorized Signatory: [illegible]

Email Address of Authorized Entity: mkopin@cranshirecapital.com

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Nite Capital LP

Signature of Authorized Signatory of Investing Entity:	/s/ Keith Goodman

Name of Authorized Signatory: Keith Goodman

Title of Authorized Signatory: Manager of the General Partner

Email Address of Authorized Entity: keith@nitecapital.com

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investing Entity: Rockmore Investment Master Fund, Ltd.

Signature of Authorized Signatory of Investing Entity:	/s/ Bruce Bernstein

Name of Authorized Signatory: Bruce Bernstein

Title of Authorized Signatory: Managing Member

Email Address of Authorized Entity: bb@rockmorecapital.com

Schedule A

Purchaser	Number of Series D Shares to be Converted	Additional Warrants – Warrant Shares	Series E Preferred Shares	New Warrant A Shares	New Warrant B Dollar Amount	Purchase Price
Iroquois Master Fund, Ltd.	83,000	641,657	93,176	843,981	$1,216,075	$2,753,365
Omicron Master Trust	10,248	92,091	11,505	104,211	$166,233	$339,973
Rockmore Investment Master Fund, Ltd	4,752	42697	5,334	48,316	$77,072	$157,623
Smithfield Fiduciary LLC	10,000	149,383	11,226	101,685	$236,610	$331,730
Nite Capital, L.P.	6000	80,701	6,736	61,015	$130,805	$199,038
Cranshire Capital, L.P.	—	89,286	—	—	$111,608	—

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